UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2013

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 18, 2013, Stereotaxis, Inc. (the “Company”) received a determination letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that the Staff had denied the Company’s request for an extension to evidence compliance with the requirements for continued listing on The NASDAQ Global Market as set forth in NASDAQ Listing Rule 5450(b), including the $50.0 million in total assets and total revenue requirement or its alternatives (collectively, the “Rule”), and, as a result, the Company’s securities would be subject to delisting from NASDAQ unless the Company requests a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”).

The Company intends to timely request a hearing before the Panel, at which it will present its plan to achieve compliance with the continued listing requirements for The NADAQ Capital Market, which are lower than the requirements for The NASDAQ Global Market. Accordingly, the Company intends to request that the Panel transfer the Company’s listing to The NASDAQ Capital Market and grant the Company an extension of time to achieve compliance with the requirements for continued listing on that market. The hearing request will automatically stay the delisting of the Company’s securities pending the issuance of the Panel’s decision following the hearing and the expiration of any extension period granted by the Panel. Under the NASDAQ Listing Rules, the Panel may, in its discretion, determine to continue the Company’s listing pursuant to an exception for a maximum of 180 calendar days from the date of the Staff’s determination letter, or through December 16, 2013. While the Company is diligently working to achieve compliance with the continued listing requirements for The NASDAQ Capital Market, there can be no assurance that the Panel will grant the Company’s request for a transfer to The NASDAQ Capital Market and an extension of time to achieve compliance with the applicable listing requirements.

As previously disclosed, on March 20, 2013, the Company received notification from the Staff indicating that the Company no longer satisfied the Rule given that the Company did not evidence $50.0 million in total assets and total revenues for the most recently completed fiscal year or for two of the last three most recently completed fiscal years and did not otherwise satisfy the alternative listing requirements set forth in the Rule. The Company thereafter provided a plan to regain compliance with the Rule for the Staff’s review, which was subsequently denied by the Staff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: June 21, 2013	By:	/s/ Karen Witte Duros
	Name:	Karen Witte Duros
	Title:	Sr. Vice President, General Counsel